As filed with the Securities and Exchange Commission on January 7, 2016

SEC File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAFFING 360 SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	68-0680859
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

641 Lexington Avenue, Suite 1526

New York, New York 10022

(212) 634-6462
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brendan Flood

Executive Chairman

641 Lexington Avenue, Suite 1526

New York, New York 10022

(212) 634-6462
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Martin C. Glass

Jenner & Block LLP

919 Third Avenue

New York, New York 10022

(212) 891-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Debt securities
Preferred stock, par value $0.00001 per share
Common stock, par value $0.00001 per share
Warrants
Total			$25,000,000.00	$2,517.50

(1)	This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities of one or more series in any combination as shall have an aggregate initial offering price not to exceed $25,000,000. For so long as the registrant’s public float remains below $75,000,000, the registrant will limit its issuance of securities in any twelve month calendar period to an aggregate market value (determined as of the time of issuance of that security) not in excess of one-third of the aggregate market value of all voting and non-voting common equity held by non-affiliates of the registrant in compliance with General Instruction I.B.6 of Form S-3. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum initial offering price per security will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock and debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

STAFFING 360 SOLUTIONS, INC.

$25,000,000

Debt Securities
Preferred Stock
Common Stock
Warrants

This prospectus contains summaries of the general terms of the securities. We may offer and sell, from time to time, any combination of debt and equity securities that we describe in this prospectus having an initial aggregate offering price not exceeding $25,000,000. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the securities and the offering. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the NASDAQ Capital Market under the symbol “STAF.”

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in any of the securities involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, securities described in this prospectus may be sold in one or more offerings. We may use the shelf registration statement to sell, in one or more offerings, up to $25,000,000 of any securities registered, in any combination in an offering amount. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, “Staffing 360,” the “Company,” “we,” “us,” “our,” or “ours” refer to Staffing 360 Solutions, Inc. and its consolidated subsidiaries.

We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. No offer is being made to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

Staffing 360 SEC Filings	Period
Annual Report on Form 10-K	Year ended May 31, 2015 (filed with the SEC on July 31, 2015)

Quarterly Report on Form 10-Q	Quarterly period ended August 31, 2015 (filed with the SEC on October 15, 2015)

Current Reports filed on Form 8-K	Dates filed: September 4, 2015, September 15, 2015, September 17, 2015, September 28, 2015, November 5, 2015, November 10, 2015 and December 31, 2015

The description of our capital stock set forth in our registration statement on Form 8-A filed September 28, 2015.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and telephone number:

Staffing 360 Solutions, Inc.

641 Lexington Avenue, Suite 1526

New York, New York 10022

Attention: Chief Executive Officer

(212) 634-6462

You may also find additional information about us, including the documents mentioned above, on our website at http://www.staffing360solutions.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus you should carefully consider the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

STAFFING 360 SOLUTIONS, INC.

Business overview

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., trading symbol “STAF”, on March 16, 2012. On July 31, 2012, we commenced operations in the staffing sector. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration and light industrial sectors.

Corporate information

We are a Nevada corporation. Our principal executive office is located at 641 Lexington Avenue, Suite 1526, New York, New York 10022, and our telephone number is (212) 634-6462. Our website is www.staffing360solutions.com, and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of our earnings to fixed charges for the periods indicated:

	Fiscal Year Ended May 31,
	2011		2012		2013		2014		2015		Three Months Ended August 31, 2015
Ratio of earnings available to cover fixed charges	N/A	(a)	(79.47	)(a)	(2.37	)(a)	(3.64	)(a)	(1.09	)(a)	(0.65	)(a)

(a)	In calculating the ratio of earnings available to cover fixed charges, “earnings” consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and amortized premiums, discounts and capitalized expenses related to indebtedness. For the fiscal years ended May 31, 2011, 2012, 2013, 2014 and 2015 and for the three months ended August 31, 2015, our pre-tax earnings (losses) were ($12,550), ($241,838), ($2,393,700), ($9,930,630), ($9,142,640) and ($663,241) respectively, and were insufficient to cover fixed charges for those periods.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our restated articles of incorporation, as amended (“Articles of Incorporation”) and our bylaws, as amended (“Bylaws”), and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the Nevada Revised Statutes, our Articles of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

As of December 31, 2015, 20,000,000 shares of our common stock were authorized and 4,903,569 shares were outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Our Common Stock.”

Preferred Stock

Our Articles of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.00001 per share, without the approval of our stockholders. Our Board of Directors is authorized to issue such preferred stock in such series and with such preferences, limitations and relative rights as our Board of Directors determines from time to time. Our Articles of Incorporation currently authorizes our Board of Directors to issue 20,000,000 shares of preferred stock and as of December 31, 2015, we had issued and outstanding 1,663,008 Series A Preferred Stock shares, 100,000 Series B Preferred Stock shares and accrued dividends totaling $166,300.

Certain Provisions of Our Articles of Incorporation, Bylaws and Nevada Law

The Nevada Revised Statutes, the Articles of Incorporation and the Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

General

The Bylaws provide that the number of directors will not be less than 1or more than 13, with the exact number to be fixed by the board of directors from time to time. Our directors serve one-year terms, expiring at the following annual meeting and when their successors are duly elected and qualified. The Bylaws also provide that directors may be removed from office with or without cause only by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares entitled to vote at an election of directors.

The vote of the holders of a majority of the issued and outstanding shares of Common Stock, in addition to any class vote required by law, is required to approve certain mergers, sales of assets or stock issuances involving Staffing 360 and any holder of more than 10 percent of the Common Stock, unless certain “fair price” criteria and procedural requirements are satisfied or the transaction is approved by a majority of the directors (excluding any director affiliated with such 10 percent stockholder). The vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to amend these “fair price” provisions.

We may amend our Articles of Incorporation upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

Antitakeover Legislation

Staffing 360 is also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the Company, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10 percent or more of Staffing 360’s voting stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “STAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

 The following securities may be offered, at any time and from time to time, pursuant to this prospectus:

•	our debt securities, in one or more series;

•	shares of our preferred stock, par value $0.00001 per share;

•	shares of our common stock, par value $0.00001 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus; or

•	any combination of these securities.

Debt securities offered under this prospectus may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Staffing 360 Solutions, Inc. and not to any of its subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. A series of debt securities may be guaranteed by one or more of our subsidiaries. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indenture. The indenture does not limit the amount of debt securities or other secured or unsecured debt which we or our subsidiaries may issue.

We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

General Terms

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indenture. The indenture does not limit the amount of debt securities which we or our subsidiaries may issue.

We will describe the specific terms of each series of debt securities being offered in a supplement to this prospectus. These terms may include some or all of the following:

•	the title of the securities of the series;

•	any limit on the aggregate principal amount of the securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series, or any tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of the indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

•	interest rates, the dates from which interest, if any, on the debt securities of that series, or any tranche thereof, will accrue, the dates when interest is payable, the maturity and the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series, or any tranche thereof, will be payable and the place or places where those debt securities, or any tranche thereof, may be presented for transfer and, if applicable, conversion or exchange, and, if such is the case, that the principal of that series of debt securities, or any tranche thereof, will be payable without presentment or surrender of those debt securities, or any tranche thereof;

•	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, or any tranche thereof, if we or a holder is to have that option;

•	our obligation, if any, or right, if any, to redeem, repay or purchase those debt securities, or tranche thereof;

•	any sinking fund or other provisions that would obligate us to redeem or repurchase some or all of the debt securities, or any tranche thereof;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to any of our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies, including composite currencies, in which payment of principal of or any premium or interest on those debt securities will be payable and the manner of determining the equivalent of any such amount in United States dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such securities deemed to be outstanding at any time;

•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the terms and conditions, if any, pursuant to which the securities of such series may be converted into or exchanged for securities or other property of the Company or any other person;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	any variation in the definition of business day, as defined in the indenture, with respect to the securities of such series;

•	any collateral security, assurance or guaranty for the securities of such series;

•	any rights or duties of another person to assume the obligations of Staffing 360 with respect to the securities of such series (whether as joint obligor, primary obligor, secondary obligor or substitute obligor) and any rights or duties to discharge and release any obligor with respect to the securities of such series or the indenture to the extent related to such series;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the terms, if any, on which the debt securities will be guaranteed by any of our subsidiaries;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms, conditions and rights of any debt securities.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of us, except to the limited extent described under “—Consolidation, Merger or Sale.”

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount may be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including for example shares of our equity securities. The terms and conditions of any conversion or exchange features will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

Under the indenture, we cannot consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless:

•	either (1) we shall be the continuing corporation or the successor corporation or (2) the person formed by such consolidation or into which we are merged or the person to which our properties and assets are transferred or leased is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officer's certificate and opinion of counsel required under the indenture.

When the person to whom all or substantially all of our properties and assets are transferred or leased has assumed our obligations under the debt securities and the indenture as described above, we will be released from all our obligations and liabilities under the debt securities and the indenture.

As used in the indenture, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Events of Default

The indenture provides that any one of the following will be an “event of default” with respect to any series of debt securities:

•	failure to pay interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	failure to pay principal or premium, if any, on any debt security of that series when due and payable, either at maturity, upon any redemption or otherwise, and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make a sinking fund payment when due by the terms of a debt security of that series and continuance of such default for a period of 30 days;

•	failure to perform, or breach of, any other covenant of us in the indenture for 90 days after notice to us by the trustee, or to the trustee and us by the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series, specifying such default or breach and requiring it to be remedied;

•	specified events of bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default that we may provide for that series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all the debt securities then outstanding (or, if such debt securities are discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, a declaration of acceleration may be deemed to be rescinded and annulled as provided in the indenture.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Satisfaction, Discharge, Defeasance and Covenant Defeasance

The indenture provides that we may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, sufficient cash or eligible obligations or any combination thereof to pay principal of, and any premium and interest on, all outstanding securities of such series.

In addition, the indenture provides that at our option we may:

•	be discharged from our obligations with respect to the debt securities of a particular series (“defeasance”), or

•	with respect to debt securities of a particular series, cease to comply with certain covenants and restrictions under the indenture, including those described under “—Consolidation, Merger or Sale,” and any additional covenants that may be specified for such series (“covenant defeasance”), if we deposit with the trustee sufficient cash or eligible obligations or any combination thereof to pay principal of, and any premium and interest on, all outstanding debt securities of such series. Upon defeasance, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

The defeasance described above is effective only if, among other things, we deliver to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) there has been a change in law or regulation occurring after the date of the indenture, in either case to the effect that (and based thereon such opinion shall confirm that) holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

The covenant defeasance described above is effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations under the debt securities and the indenture;

•	add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default with respect to all or any series of debt securities;

•	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (1) shall neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or (2) shall become effective only when there is no such debt security outstanding;

•	add collateral security for any debt securities and provide the terms and conditions for the release or substitution thereof;

•	establish the forms or terms of debt securities of any series;

•	add any guarantees with respect to debt securities of any series;

•	provide for uncertificated securities in addition to certificated securities;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture or in any supplemental indenture; and

•	make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, or eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series may on behalf of the holders of the debt securities of that series waive any past default and its consequences under the indenture, in each case except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security of such series; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we, the trustee, any paying agent nor any security registrar will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, if at any time we determine that it is not in our best interest or the best interest of the beneficial owners of securities to continue to have a global security representing all of the securities held by the depositary, we may, at our option, execute, and the trustee will authenticate and deliver, securities in definitive form to the depositary in exchange for all or a portion of the global security. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation shall have any liability for any of our obligations, covenants or agreements under the debt securities or the indenture or any indenture supplemental thereto.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

Our Articles of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.00001 per share, without the approval of our stockholders. Our Board of Directors is authorized to issue such preferred stock in such series and with such preferences, limitations and relative rights as our Board of Directors determines from time to time. Our Articles of Incorporation currently authorizes our Board of Directors to issue 20,000,000 shares of preferred stock.

Series A Preferred Stock. On May 29, 2015, Staffing 360 designated 1,663,008 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. The Series A Preferred Stock has a stated value of $10.00 per share along with a twelve percent (12%) annual dividend payable monthly. Shares of the Series A Preferred Stock are convertible into shares of Common Stock at the holder’s election at any time prior to December 31, 2018 (“the Redemption Date”), at a conversion rate of one and three tenths (1.3) shares of Common Stock for every one share of Series A Preferred Stock that the holder elects to convert. Except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of Staffing 360 legally available for distribution, prior to and in preference to distributions to the holders of Staffing 360’s common stock, par value $0.00001 per share or classes and series of securities of Staffing 360 which by their terms do not rank senior to the Series A Preferred Stock, and either in preference to or pari passu with the holders of any other series of Preferred Stock that may be issued in the future that is expressly made senior or pari passu, as the case may be, an amount equal to the stated value of the Series A Preferred Stock less any dividends previously paid out on the Series A Preferred Stock.

The holders will be entitled to receive cash dividends at the rate of twelve percent (12%) of the stated value per annum, payable monthly in cash, prior to and in preference to any declaration or payment of any dividend on the Common Stock. So long as any shares of Series A Preferred Stock are outstanding, Staffing 360 shall not declare, pay or set apart for payment any dividend on any shares of Common Stock, unless at the time of such dividend Staffing 360 shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

Commencing on December 31, 2018 (“Redemption Date”), Staffing 360 shall redeem all of the shares of Series A Preferred Stock of each holder, for cash or for shares of Common Stock in Staffing 360’s sole discretion. If the redemption purchase price is paid in shares of Common Stock, the holders shall initially receive one and three tenths (1.3) shares of Common Stock for each $10.00 of the redemption purchase price. If the redemption purchase price is paid in cash, the redemption price paid to each holder shall be equal to the stated value for each share of Series A Preferred Stock, multiplied by the number of shares of Series A Preferred Stock held by such holder, less the aggregate amount of dividends paid to such holder through the redemption date.

Series B Preferred Stock. On December 30, 2015, Staffing 360 filed a Certificate of Designations, Preferences and Rights of Series B Preferred Stock with the Nevada Secretary of State, whereby the Company designated 200,000 shares as Series B Preferred Stock, par value $0.00001 per share. The Series B Preferred Stock shall have a stated value of $10.00 per share. Except as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

In the event of a liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to its stockholders shall be distributed on a pari passu basis among the holders of shares of the Series B Preferred Stock and the holders of the Company’s common stock, par value $0.00001 per share, pro rata based on the number of shares held by each such holder.

There will be no dividends associated with the Series B Preferred Stock or payable to the holders. If a holder elects to convert the Series B Preferred Stock into Common Stock, then the holder will have the same rights and receive the same dividends, if any, as the holders of the Common Stock.

At any time each holder may elect to convert the shares of Series B Preferred Stock held by such holder into shares of Common Stock. Upon the Series B Conversion, a holder shall receive one share of Common Stock for every one share of Series B Preferred Stock that the holder elects to convert; provided, however, that (i) to the extent that the holder’s right to receive such amount of Common Stock upon conversion of the shares of Series B Preferred Stock would result in the holder holding in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Series B Preferred Stock, then the holder shall not be entitled to convert such shares of Series B Preferred Stock into a number of Common Stock that exceeds such beneficial ownership limitation, and (ii) notwithstanding any other provision of the Certificate of Designation to the contrary, in no event can conversion of the Series B Preferred Stock pursuant the Certificate of Designation result in the issuance of shares of Common Stock that would exceed the “Exchange Cap”. The "Exchange Cap" shall be deemed to have been reached if, at any time prior to the shareholders of the Company approving any transaction(s) pursuant to which Series B Preferred Stock, any stock or other securities convertible into or exchangeable for Common Stock and/or Common Stock are issuable that may be aggregated with such shares of Common Stock issuable upon conversion of Series B Preferred Stock, the number of shares of Common Stock issuable under outstanding shares of Series B Preferred Stock and other convertible securities and shares of Common Stock issued pursuant to such transactions(s) would exceed 19.9% of the shares of Common Stock outstanding as of the date of the earliest transaction(s).

The holders of two-thirds of the Series B Preferred Stock then outstanding, upon notice to the Company, may increase or decrease the beneficial ownership limitation; provided, that the beneficial ownership limitation in no event shall exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the outstanding Series B Preferred Stock.

As of December 31, 2015, we had issued and outstanding 1,663,008 Series A Preferred Stock shares, 100,000 Series B Preferred Stock shares and accrued dividends totaling $166,300.

DESCRIPTION OF COMMON STOCK

Our only class of common stock is our common stock, par value $0.00001 per share. Our Articles of Incorporation currently authorizes our Board of Directors to issue 20,000,000 shares of common stock. As of December 31, 2015, 4,903,569 shares of our common stock were issued and 4,903,569 shares of our common stock were outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends

Our board of directors may declare, and we may pay, dividends on the outstanding shares of common stock in the manner and upon the terms and conditions provided by law and the Articles of Incorporation. Dividends payable to the holders of our common stock may be subject to the satisfaction of dividend rights of holders of our preferred stock, if any.

Voting Rights

Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to such stockholders for a vote. Holders of our common stock do not have cumulative voting rights.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to any prior rights of outstanding preferred stock.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “STAF.”

DESCRIPTION OF WARRANTS

The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Jenner & Block LLP.

EXPERTS

The consolidated financial statements of Staffing 360 Solutions, Inc. as of May 31, 2015, and for each of the years in the two-year period ended May 31, 2015 and 2014 have been incorporated by reference herein in reliance upon the reports of RBSM LLP, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

RECENT DEVELOPMENTS

In October 2015, the Company issued a total of 210,000 common stock shares to the board of directors and several of the Company’s employees and officers.

In October 2015 and December 2015, the Company issued a total of 17,630 common stock shares to a placement agent.

On October 21, 2015, the United States District Court for the Western District of Texas, Austin Division (the Court) rendered a final judgment against Staffing 360 Solutions, Inc., (the Company) and in favor of NewCSI, Inc., (NewCSI) in the amount of $1,306,576 (Final Judgment Amount). NewCSI filed a complaint against the Company on May 22, 2014, in which NewCSI alleged that the Company breached a provision of the Stock Purchase Agreement, dated August 14, 2013, between the Company, NewCSI, and the shareholders of NewCSI (Complaint). (In that Stock Purchase Agreement, the Company purchased from NewCSI all of the issued and outstanding stock of Control Solutions, International, Inc.) The Court also awarded NewCSI: (i) pre-judgment interest on the Final Judgment Amount, in the amount of $77,186.50; (ii) costs incurred in connection with the Complaint; and (iii) post-judgment interest on all amounts described above at a rate of 0.23 percent per annum from the date of this final judgment until such amounts are paid in full. In rendering its final judgment, the Court granted NewCSI’s post-verdict Motion for Entry of Judgment as a Matter of Law in part and denied the Company’s post-verdict Motion for Entry of Judgment as a Matter of Law in its entirety. The Company believes that the final judgment is unsupported by the evidence and contrary to the law, and filed its notice of appeal of the final judgment to the United States Court of Appeals for the Fifth Circuit on January 6, 2016. While the results of an appeal cannot be predicted with certainty, the Company believes the final outcome of such litigation and appeal will not have a material adverse effect on the Company’s financial condition or results of operations. The Company has previously accrued for this matter. A full description of the Complaint can be found under Item 3 of the Company’s 10-K filed with the Securities and Exchange Commission on July 31, 2015.

On November 10, 2015, the Company agreed to amend and extend the maturity date of the Series A bonds to April 15, 2016. The three (3) remaining Series A bond holders agreed to extend the maturity to April 15, 2016 in exchange for 4,375 common stock shares, valued at $23,975.

On November 10, 2015, the Company agreed to amend and extend the maturity date of a $100,000 promissory note to April 15, 2016. The parties agreed to pay one-sixth (1/6th) of the principal amount on the 15th of every month, beginning on December 15, 2015, until paid in full. The parties also agreed to pay all unpaid and accrued interest through the date of the amended agreement and prepay interest through December 15, 2015. In addition, the holder of the amended note can, at any time, convert any unpaid principal and accrued interest at $10.00 per share. In addition, for every $1.00 of principal converted, the Company will issue a warrant to purchase one-half of a common stock share at $20.00 per common stock share exercisable for a term of three (3) years.

On November 13, 2015, Staffing 360 initiated a Judicial Arbitration and Mediation Services (“JAMS”) Arbitration against the three shareholders of NewCSI, each a former Staffing 360 officer and employee.  In the Demand for Arbitration and Statement of Claim, Staffing 360 alleges that these individuals breached their employment agreements with Staffing 360 and the fiduciary duties each owed to the company.

On December 3, 2015, the Company issued warrants to purchase 30,087 shares to a placement agent.

On December 11, 2015, two (2) Series B Bond Holders owning an aggregate principal amount of $400,000 in Series B Bonds agreed to modify the terms of the Series B Bonds to provide that (i) the Company shall make payments on the principal amount of the Series B Bonds in six (6) equal tranches, every month, beginning on December 15, 2015, (ii) the Company shall pay all accrued interest on the Series B Bonds by November 6, 2015, as calculated through December 15, 2015, at an increased rate of 18% beginning September 30, 2015. The interest rate will revert back to 12% for all interest payments made after December 15, 2015. In addition, the conversion rate and the price of common stock issued as interest payments on the Series B Bonds decreased from $12.00 to $10.00 per share.

On December 23, 2015, the Company repaid in full the outstanding balance of the $359,000 convertible promissory note that was issued on June 23, 2015.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including Staffing 360. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the NASDAQ, 165 Broadway, New York, New York 10006, where our common stock is listed.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses we have incurred or expect to incur in connection with the sale of the securities registered pursuant to this registration statement.

SEC registration fee	$2,517.50
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*

Total	$2,517.50	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation in settlement, unless a court also determines that the officer or director is fairly and reasonably entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Staffing 360’s bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification otherwise would be discretionary under Nevada law as described above. In addition, Staffing 360 has entered into separate indemnification agreements with certain of its directors and officers that require Staffing 360, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service. Staffing 360 also intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 16.    Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings

(a)	The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, Staffing 360 Solutions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 7, 2016.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman, Interim Chief Financial Officer and Director

Power of Attorney

We, the undersigned directors and/or officers of Staffing 360 Solutions, Inc. (the “Company”), hereby severally constitute and appoint Brendan Flood and Matthew Briand, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Company's equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Executive Chairman, Interim Chief Financial Officer and Director	January 7, 2016
Brendan Flood

/s/ Matthew Briand	Chief Executive Officer, President and Director	January 7, 2016
Matthew Briand

/s/ Dimitri Villard	Director	January 7, 2016
Dimitri Villard

/s/ Jeff Grout	Director	January 7, 2016
Jeff Grout

/s/ Nicholas Florio	Director	January 7, 2016
Nicholas Florio

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
1.1**	Form of Underwriting Agreement (Debt).

1.2**	Form of Underwriting Agreement (Equity).

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 2, 2010).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2014).

3.3	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 16, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2012).

3.4	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 4, 2013 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on July 31, 2015).

3.5	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 28, 2013 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, filed with the SEC on July 31, 2015).

3.6	Certificate of Designations, Preferences and Rights of Series A Preferred Stock filed with the Nevada Secretary of State on May 29, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2015).

3.7	Certificate of Change filed with the Nevada Secretary of State on September 16, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 17, 2015).

4.1	See 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 above.

4.2**	Indenture, dated as of [__], 201[ ], between Staffing 360 Solutions, Inc. and [_____], as trustee.

4.5**	Form of Warrant Agreement.

4.6**	Form of Preferred Stock Certificate.

4.7**	Specimen of Common Stock Certificate.

5.1**	Opinion of Nevada counsel.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Nevada Counsel (included in Exhibit 5.1).

23.2*	Consent of RBSM LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page to this Registration Statement on Form S-3).

25.1**	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [____], as trustee, in respect of the Indenture.

*	Filed herewith.
**	To be filed as an amendment to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment.